 Exhibit 10.1

UNIT PURCHASE AGREEMENT

THIS UNIT PURCHASE AGREEMENT (“Agreement”) is made as of the 8th day of August, 2008, by and among Opexa Therapeutics, Inc., a Texas corporation (the “Company”), the Affiliate Investors named on Schedule I hereto (each an “Affiliate Investor” and collectively the “Affiliate Investors”) and the Non-Affiliate Investors named on Schedule II hereto (each a “Non-Affiliate Investor” and collectively the “Non-Affiliate Investors” and, together with the Affiliate Investors, the “Investors”).

Recitals

A.  The Company and the Investors are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D (“Regulation D”), as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended and any other applicable exemption; and

B.  The Investors wish to purchase from the Company, and the Company wishes to sell and issue to the Investors, upon the terms and conditions stated in this Agreement,  units (the “Units”) each composed of (i) one share (the “Shares”) of the Company’s Common Stock, par value $0.50 per share (together with any securities into which such shares may be reclassified the “Common Stock”), and (ii) one warrant to purchase one share of Common Stock (subject to adjustment) at an exercise price of $1.78 per share (subject to adjustment) in the form attached hereto as Exhibit A (the “Series F Warrants”); and

C.  Contemporaneous with the execution of this Agreement, the parties hereto will execute and deliver a Registration Rights Agreement, in the form attached hereto as Exhibit B (the “Registration Rights Agreement”), pursuant to which the Company will agree to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, and applicable state securities laws.

In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

    1.  Definitions.  In addition to those terms defined above and elsewhere in this Agreement, for the purposes of this Agreement, the following terms shall have the meanings set forth below:

“10-K” has the meaning set forth in Section 4.6

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common control with, such Person.

“Affiliate Investor” has the meaning set forth in the Preamble to this Agreement.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

“Closing” has the meaning set forth in Section 3.

“Closing Date” has the meaning set forth in Section 3.

“Company’s Knowledge” means the actual knowledge of the executive officers (as defined in Rule 405 under the 1933 Act) of the Company, after due inquiry.

“Company Patent Applications” has the meaning set forth in Section 4.15

“Confidential Information” means trade secrets, confidential information and know-how (including but not limited to ideas, formulae, compositions, processes, procedures and techniques, research and development information, computer program code, performance specifications, support documentation, drawings, specifications, designs, business and marketing plans, and customer and supplier lists and related information).

“Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Effective Date” means the date on which the initial Registration Statement is declared effective by the SEC.

“Effectiveness Deadline” means the date on which the initial Registration Statement is required to be declared effective by the SEC under the terms of the Registration Rights Agreement.

“Environmental Laws” has the meaning set forth in Section 4.16.

“Evaluation Date” has the meaning set forth in Section 4.26.

“GAAP” has the meaning set forth in Section 4.18.

“Intellectual Property Rights” has the meaning set forth in Section 4.15.

“Investor” has the meaning set forth in the Preamble to this Agreement.

“Licenses” has the meaning set forth in Section 4.15.

“Material Adverse Effect” means a material adverse effect on (i) the assets, liabilities, results of operations, condition (financial or otherwise), business, or prospects of the Company and its Subsidiaries taken as a whole, or (ii) the ability of the Company to perform its obligations under the Transaction Documents.

“Non-Affiliate Investor” has the meaning set forth in the Preamble to this Agreement.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Principal Market” means the Nasdaq Capital Market.

“Prohibited Transaction” has the meaning set forth in Section 5.11.

“PTO” has the meaning set forth in Section 4.15.

“Purchase Price” means with regard to the Non-Affiliate Investors $1.48 for each Unit and with regard to the Affiliate Investors the higher of (1) the sum of (x) the Market Price (as defined in the Warrant) on the date of the execution of the Agreement and (y) $0.125 or (2) $1.48 for each Unit.

“Registration Rights Agreement” has the meaning set forth in the recitals.

“Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“SEC Filings” has the meaning set forth in Section 4.6.

“Securities” means the Shares, the Series F Warrants and the Warrant Shares.

“Shares” means the shares of Common Stock being purchased by the Investors hereunder.

“Subsidiary” of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

“Trading Affiliates” has the meaning set forth in Section 5.11.

“Transaction Documents” means this Agreement, the Series F Warrants, and the Registration Rights Agreement.

“Transfer Agent” has the meaning set forth in Section 7.8.

“Unit” has the meaning set forth in the recitals.

“Warrants” has the meaning set forth in the recitals.

“Warrant Shares” means the shares of Common Stock issuable upon the exercise of the Series F Warrants.

“1933 Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“1934 Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

    2.  Purchase and Issuance of the Units.  Subject to the terms and conditions of this Agreement, on the Closing Date, each of the Investors shall severally, and not jointly, purchase, and the Company shall sell and issue to the Investors, the number of Units set forth opposite the Investors’ names on the signature pages attached hereto in exchange for the Purchase Price.

    3.  Closing.

      3.1.   Upon the satisfaction or waiver of the conditions herein, the purchase and sale of the Units shall take place remotely via the exchange of documents and signatures, on or before August 8, 2008, or at such other time and place as the Company and the Investors mutually agree upon, orally or in writing (which time and place are designated as the “Closing”).

      3.2.  At the Closing, the Company shall deliver, or cause to be delivered, to each Investor (i) a certificate or certificates, registered in the name of the Investor, representing the Shares in the Units purchased by such Investor and (ii) a Series F Warrant representing the Series F Warrants in the Units purchased by such Investor, against delivery to the Company by the Investor of payment therefor in immediately available funds by wire transfer to an account designated by the Company. The Company shall also deliver such other documents as are called for herein.

    4.  Representations and Warranties of the Company.  The Company hereby represents and warrants to the Investors that, except as set forth in the schedules delivered herewith (collectively, the “Disclosure Schedules”):

      4.1.  Organization, Good Standing and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and to own its properties.  The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify has not had and could not reasonably be expected to have a Material Adverse Effect.  The Company does not have any Subsidiaries.

      4.2.  Authorization.  The Company has full power and authority and has taken all requisite action on the part of the Company, its officers, directors and stockholders necessary for (i) the authorization, execution and delivery of the Transaction Documents, (ii) the authorization of the performance of all obligations of the Company hereunder or thereunder, and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Securities.  The Transaction Documents constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

      4.3.  Capitalization.  Schedule 4.3 sets forth (a) the authorized capital stock of the Company on the date hereof; (b) the number of shares of capital stock issued and outstanding; (c) the number of shares of capital stock issuable pursuant to the Company’s stock plans; and (d) the number of shares of capital stock issuable and reserved for issuance pursuant to securities (other than the Shares and the Series F Warrants) exercisable for, or convertible into or exchangeable for any shares of capital stock of the Company.  All of the issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights and were issued in full compliance with applicable state and federal securities law and any rights of third parties.  Except as described on Schedule 4.3, no Person is entitled to pre-emptive or similar statutory or contractual rights with respect to any securities of the Company.  Except as described on Schedule 4.3, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company is or may be obligated to issue any equity securities of any kind and except as contemplated by this Agreement, the Company is not currently in negotiations for the issuance of any equity securities of any kind.  Except as described on Schedule 4.3 and except for the Registration Rights Agreement, there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company and any of the securityholders of the Company relating to the securities of the Company held by them.  Except as described on Schedule 4.3 and except as provided in the Registration Rights Agreement, no Person has the right to require the Company to register any securities of the Company under the 1933 Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person.

Except as described on Schedule 4.3, the issuance and sale of the Securities hereunder will not obligate the Company to issue shares of Common Stock or other securities to any other Person (other than the Investors) and will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security.

Except as described on Schedule 4.3, the Company does not have outstanding stockholder purchase rights or “poison pill” or any similar arrangement in effect giving any Person the right to purchase any equity interest in the Company upon the occurrence of certain events.

      4.4.  Valid Issuance.  The Shares have been duly and validly authorized and, when issued and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and shall be free and clear of all encumbrances and restrictions (other than those created by the Investors), except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws.  The Series F Warrants have been duly and validly authorized.  The Company has reserved from its authorized Common Stock for issuance upon exercise of the Series F Warrants that number of shares equal to 120% of the number of Series F Warrants issued.  Upon the due exercise of the Series F Warrants, the Warrant Shares will be validly issued, fully paid and non-assessable free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws and except for those created by the Investors.  The Company has reserved a sufficient number of shares of Common Stock for issuance upon the exercise of the Series F Warrants, free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws and except for those created by the Investors.

      4.5.  Consents.  The execution, delivery and performance by the Company of the Transaction Documents and the offer, issuance and sale of the Securities require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official other than filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws which the Company undertakes to file within the applicable time periods.  Subject to the accuracy of the representations and warranties of each Investor set forth in Section 5 hereof, the Company has taken all action necessary to exempt (i) the issuance and sale of the Securities, (ii) the issuance of the Warrant Shares upon due exercise of the Series F Warrants, and (iii) the other transactions contemplated by the Transaction Documents from the provisions of any stockholder rights plan or other “poison pill” arrangement, any anti-takeover, business combination or control share law or statute binding on the Company or to which the Company or any of its assets and properties may be subject and any provision of the Company’s Articles of Incorporation or Bylaws that is or could reasonably be expected to become applicable to the Investors as a result of the transactions contemplated hereby, including without limitation, the issuance of the Securities and the ownership, disposition or voting of the Securities by the Investors or the exercise of any right granted to the Investors pursuant to this Agreement or the other Transaction Documents.

      4.6.  Delivery of SEC Filings; Business.  The Company has made available to the Investors through the EDGAR system, true and complete copies of the Company’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2007 (the “10-K”), and all other reports filed by the Company pursuant to the 1934 Act since the filing of the 10-K and prior to the date hereof (collectively, the “SEC Filings”).  The SEC Filings are the only filings required of the Company pursuant to the 1934 Act for such period.  The Company is engaged in all material respects only in the business described in the SEC Filings and the SEC Filings contain a complete and accurate description in all material respects of the business of the Company, taken as a whole.

      4.7.  Use of Proceeds.  The net proceeds of the sale of the Shares and the Series F Warrants hereunder shall be used by the Company for the completion of the Phase IIb clinical trial of the Company’s Tovaxin® product, including without limitation, the accumulation and analysis of data.  Excess proceeds, if any, may be used for working capital and general corporate purposes.

      4.8.  No Material Adverse Change.  Except as disclosed in Schedule 4.8, since March 31, 2008, there has not been:

               (i)  any change in the consolidated assets, liabilities, financial condition or operating results of the Company from that reflected in the financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, except for changes in the ordinary course of business which have not had and could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate;

              (ii)  any declaration or payment of any dividend, or any authorization or payment of any distribution, on any of the capital stock of the Company, or any redemption or repurchase of any securities of the Company;

             (iii)  any material damage, destruction or loss, whether or not covered by insurance to any assets or properties of the Company;

              (iv)  any waiver, not in the ordinary course of business, by the Company of a material right or of a material debt owed to it;

               (v)  any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of the Company taken as a whole (as such business is presently conducted and as it is proposed to be conducted);

              (vi)  any change or amendment to the Company's Articles of Incorporation or Bylaws, or material change to any material contract or arrangement by which the Company is bound or to which any of their respective assets or properties is subject;

             (vii)  any material labor difficulties or labor union organizing activities with respect to employees of the Company;

            (viii)  any material increases in the compensation, bonuses, benefits, perks or severance packages that are payable to any employee of the Company;

              (ix)  any hiring of any senior management or officer level employee of the Company other than Neil Warma;

               (x)  any material transaction entered into by the Company or a Subsidiary other than in the ordinary course of business;

              (xi)  the loss of the services of any key employee, or material change in the composition or duties of the senior management of the Company;

             (xii)  the loss or threatened loss of any customer which has had or could reasonably be expected to have a Material Adverse Effect; or

            (xiii)  any other event or condition of any character that has had or could reasonably be expected to have a Material Adverse Effect.

      4.9.  SEC Filings.  At the time of filing thereof, the SEC Filings complied as to form in all material respects with the requirements of the 1934 Act and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.  Since August 1, 2006, the Company has timely filed all reports required to be filed by it under the 1934 Act and the rules and regulations promulgated thereunder.

     4.10.  No Conflict, Breach, Violation or Default.  The execution, delivery and performance of the Transaction Documents by the Company and the issuance and sale of the Securities will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) the Company’s Articles of Incorporation or the Company’s Bylaws, both as in effect on the date hereof (true and complete copies of which have been made available to the Investors through the EDGAR system), or (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its assets or properties (“Governmental Authority”), except in the case of this clause (i) for such breaches, violations or defaults which would not, individually or in the aggregate, have a Material Adverse Effect or (iii) any agreement or instrument to which the Company is a party or by which the Company is bound, except in the case of this clause (iii) for such breaches, violations or defaults which would not, individually or in the aggregate, have a Material Adverse Effect.

     4.11.  Tax Matters.  The Company has timely prepared and filed all tax returns required to have been filed by the Company with all appropriate governmental agencies and timely paid all taxes shown thereon or otherwise owed by it.  The charges, accruals and reserves on the books of the Company in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against the Company nor, to the Company’s Knowledge, any basis for the assessment of any additional taxes, penalties or interest for any fiscal period or audits by any federal, state or local taxing authority except for any assessment which is not material to the Company, taken as a whole.  All taxes and other assessments and levies that the Company is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due.  There are no tax liens or claims pending or, to the Company’s Knowledge, threatened against the Company or any of their respective assets or property.  There are no outstanding tax sharing agreements or other such arrangements between the Company and any other corporation or entity.

     4.12.  Title to Properties.  Except as disclosed in Schedule 4.12, the Company has good and marketable title to all real properties and all other properties and assets owned by it, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or currently planned to be made thereof by them or as disclosed in Schedule 4.12; and except as disclosed in Schedule 4.12, the Company holds any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or currently planned to be made thereof by it.

     4.13.  Certificates, Authorities and Permits.  The Company possesses adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it, and the Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or such Subsidiary, could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

     4.14.  Labor Matters.

           (a)  The Company is not a party to or bound by any collective bargaining agreements or other agreements with labor organizations.  The Company has not violated in any material respect any laws, regulations, orders or contract terms, affecting the collective bargaining rights of employees, labor organizations or any laws, regulations or orders affecting employment discrimination, equal opportunity employment, or employees’ health, safety, welfare, wages and hours.

           (b)  (i) There are no labor disputes existing, or to the Company's Knowledge, threatened, involving strikes, slow-downs, work stoppages, job actions, disputes, lockouts or any other disruptions of or by the Company's employees, (ii) there are no unfair labor practices or petitions for election pending or, to the Company's Knowledge, threatened before the National Labor Relations Board or any other federal, state or local labor commission relating to the Company's employees, (iii) no demand for recognition or certification heretofore made by any labor organization or group of employees is pending with respect to the Company and (iv) the Company enjoys good labor and employee relations with its employees and labor organizations.

           (c)  The Company is, and at all times has been, in compliance in all material respects with all applicable laws respecting employment (including laws relating to classification of employees and independent contractors) and employment practices, terms and conditions of employment, wages and hours, and immigration and naturalization.  There are no claims pending against the Company before the Equal Employment Opportunity Commission or any other administrative body or in any court asserting any violation of Title VII of the Civil Rights Act of 1964, the Age Discrimination Act of 1967, 42 U.S.C. §§ 1981 or 1983 or any other federal, state or local Law, statute or ordinance barring discrimination in employment.

           (d)  Except as disclosed on Schedule 4.14, the Company is not a party to, or bound by, any employment or other contract or agreement that contains any severance, termination pay or change of control liability or obligation, including, without limitation, any “excess parachute payment,” as defined in Section 2806(b) of the Internal Revenue Code.

           (e)  Each of the Company's employees is a Person who is either a United States citizen or a permanent resident entitled to work in the United States.  The Company has no liability for the improper classification by the Company of such employees as independent contractors or leased employees prior to the Closing.

     4.15.  Intellectual Property.

           (a)  The Company owns or possesses the right to use sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets, inventions, technology, know-how and other similar rights (collectively, “Intellectual Property Rights”) as are necessary or material to conduct its business as now conducted and as described in the Company’s Form 10-K  for the year ending December 31, 2007 (the “2007 10-K”) or in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008.  Except as set forth in Schedule 4.15 (a) there is no pending or, to the Company’s Knowledge, threatened action, suit, proceeding, or claim by others challenging the rights of the Company in or to any such Intellectual Property Rights that, if decided adversely to the Company would, individually or in the aggregate, have a Material Adverse Effect, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (b) there is no pending, or to the Company’s Knowledge, threatened action, suit, proceeding, or claim by others that the Company infringes, misappropriates, or otherwise violates any Intellectual Property Rights, of others that, if decided adversely to the Company would, individually or in the aggregate, have a Material Adverse Effect, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (c) there is no pending or, to the Company’s Knowledge, threatened action, suit, proceeding, or claim by others challenging the validity, scope, or enforceability of any such Intellectual Property Rights owned by the Company and the Company is unaware of any facts which would form a reasonable basis for any such claim; (d) there is no prior art of which the Company is aware that may render any patent owned or licensed by the Company invalid or any patent application owned or licensed by the Company unpatentable which has not been disclosed to the applicable government patent office; and (e) the Company’s granted or issued patents, registered trademarks, and registered copyrights have been duly maintained and are in full force and in effect, and none of the patents, trademarks and copyrights have been adjudged invalid or unenforceable in whole or in part.  The Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be disclosed in the SEC Filings and are not described therein in all material respects.  None of the technology or intellectual property used by the Company in its business has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company, or, to the Company’s Knowledge, any of its officers, directors, or employees or otherwise in violation of the rights of any persons. Each employee has executed an agreement with the Company assigning to it any inventions made in the performance of their duties.

           (b)  The Company has duly and properly filed or caused to be filed with the U.S. Patent and Trademark Office (the “PTO”) and applicable foreign and international patent authorities all patent applications owned by the Company (the “Company Patent Applications”).  The Company has complied with the PTO’s duty of candor and disclosure for the Company Patent Applications and has made no material misrepresentation in the Company Patent Applications.  To the Company’s Knowledge the Company Patent Applications disclose patentable subject matters. The Company has not been notified of any inventorship challenges nor has any interference been declared or provoked nor is any material fact known by the Company that would preclude the issuance of patents with respect to the Company Patent Applications or would render such patents, if issued, invalid or unenforceable.

           (c)  The Company is not currently in breach of any provision of any license, contract or other agreement governing the use by the Company of Intellectual Property Rights owned by third parties (collectively, the “Licenses”) and, except as described in Schedule 4.15, no third party has alleged any such breach and the Company is unaware of any facts that would form a reasonable basis for such a claim.  To the Company’s Knowledge, no other party to the Licenses has breached or is currently in breach of any provision of the Licenses.  Each of the Licenses is in full force and effect and constitutes a valid and binding agreement between the parties thereto, enforceable in accordance with its terms, and there has not occurred any breach or default under any such Licenses or any event that with the giving of notice or lapse of time would constitute a breach or default thereunder.  Except as would not have a Material Adverse Effect, the Company has not been and is not currently involved in any disputes regarding the Licenses.  To the Company’s Knowledge, all patents licensed to the Company pursuant to the Licenses are valid, enforceable and being duly maintained. All patent applications licensed to the Company pursuant to the Licenses are being duly prosecuted.

     4.16.  Environmental Matters.  The Company (i) is not in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), (ii) owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, (iii) is not liable for any off-site disposal or contamination pursuant to any Environmental Laws, or (iv) is not subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim has had or could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate; and there is no pending or, to the Company’s Knowledge, threatened investigation that might lead to such a claim.

     4.17.  Litigation.  There are no pending actions, suits or proceedings against or affecting the Company or any of its or their properties; and to the Company’s Knowledge, no such actions, suits or proceedings are threatened or contemplated.  The Company is not a party to or subject to the provisions of any order, writ, injunction, judgment, or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority.  There are no pending actions, suits or proceedings against the Company before NASDAQ.

     4.18.  Financial Statements.  The financial statements included in each SEC Filing present fairly, in all material respects, the consolidated financial position of the Company as of the dates shown and its consolidated results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis (“GAAP”) (except as may be disclosed therein or in the notes thereto, and, in the case of quarterly financial statements, as permitted by Form 10-Q under the 1934 Act).  Except as set forth in the financial statements of the Company included in the SEC Filings filed prior to the date hereof or as described on Schedule 4.18, the Company has not incurred any liabilities, contingent or otherwise, except those incurred in the ordinary course of business, consistent (as to amount and nature) with past practices since the date of such financial statements, none of which, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect.

     4.19.  Insurance Coverage.  The Company maintains in full force and effect insurance coverage that its Board of Directors has determined is reasonable for the business being conducted and properties owned or leased by the Company, and the Company reasonably believes such insurance coverage to be adequate against all liabilities, claims and risks against which it is customary for comparably situated companies to insure.

     4.20.  Brokers and Finders.  No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company.

     4.21.  No Directed Selling Efforts or General Solicitation.  Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Securities.

     4.22.  No Integrated Offering.  Neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(2) for the exemption from registration for the transactions contemplated hereby or would require registration of the Securities under the 1933 Act.

     4.23.  Private Placement.  The offer and sale of the Securities to the Investors as contemplated hereby is exempt from the registration requirements of the 1933 Act.

     4.24.  Questionable Payments.  Neither the Company nor its directors, officers or employees nor, to the Company’s Knowledge, any of its current or former stockholders, agents or other Persons acting on behalf of the Company, has on behalf of the Company or in connection with its respective businesses: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (d) made any false or fictitious entries on the books and records of the Company; or (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

     4.25.  Transactions with Affiliates.  Except as disclosed in Schedule 4.25, none of the officers or directors of the Company and none of the employees of the Company is presently a party to any transaction with the Company (other than as holders of stock options and/or warrants, and for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Company’s Knowledge, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

     4.26.  Internal Controls.  The Company is in material compliance with the provisions of the Sarbanes-Oxley Act of 2002 currently applicable to the Company.  The Company maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in 1934 Act Rules 13a-14 and 15d-14) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s most recently filed period report under the 1934 Act, as the case may be, is being prepared.  The Company's certifying officers have evaluated the effectiveness of the Company's controls and procedures as of the end of the period covered by the most recently filed periodic report under the 1934 Act (such date, the "Evaluation Date").  The Company presented in its most recently filed periodic report under the 1934 Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, there have been no significant changes in the Company's internal controls (as such term is defined in Item 308 of Regulation S-K) or, to the Company's Knowledge, in other factors that could significantly affect the Company's internal controls.  The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP and the applicable requirements of the 1934 Act.

     4.27.  Access to Trial Data.  As of the date of this Agreement, the Company’s employees, officers and directors have not been provided nor had an opportunity to review the data analysis provided to the Company’s Data and Safety Monitoring Board (“DSMB”) as part of their Descriptive Analysis conducted on February 22, 2008.  The Tovaxin Phase IIb Clinical Trial for multiple sclerosis (“TERMS”) mid-study descriptive analysis (“Descriptive Analysis”) is an analysis of the safety data from TERMS collected after 50% of the subjects (75 subjects) completed 6 months on study.  The data provided to the DSMB for use in the preparation of its report were pooled and, additionally, no inferential statistics were computed or displayed in the data summaries presented in the Descriptive Analysis report.

     4.28.  Principal Market.  The Company is not in violation of the listing requirements of the Principal Market and to the Company’s Knowledge there are no facts that would reasonably lead to delisting or suspension of the Common Stock in the foreseeable future except that the Company’s stockholder equity is expected to decrease significantly in the absence of additional sales of securities and may then cause the Company to fail to meet the Principal Market’s continued listing requirements.  The issuance by the Company of the Securities shall not have the effect of delisting or suspending the Common Stock from the Principal Market.

     4.29.  Conduct of Business.  The Company is not in violation of any term of or in default under its Certificate of Incorporation or Bylaws.  The Company is not in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company, and the Company will not conduct its business in violation of any of the foregoing, except for possible violations which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     4.30.  Investment Company Status.  The Company is not, and upon consummation of the sale of the Securities will not be, an "investment company," a company controlled by an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company" as such terms are defined in the Investment Company Act of  1940, as amended.

     4.31.  U.S. Real Property Holding Corporation.  The Company is not, has never been, and so long as any Securities remain outstanding, shall not become, a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon any Investor's request.

     4.32.  Off Balance Sheet Arrangements.  There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its 1934 Act filings and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.

     4.33.  Insolvency.  The Company has not taken any steps to seek protection pursuant to any bankruptcy law nor, to the Company’s Knowledge, do any of its creditors intend to initiate involuntary bankruptcy proceedings; and, to the Company’s Knowledge, there is not any fact which would reasonably lead a creditor to do so.  The Company is not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent (as defined below).  For purposes of this Section 4.33, "Insolvent" means, with respect to any Person, (i) the present fair saleable value of such Person's assets is less than the amount required to pay such Person's total indebtedness, (ii) such Person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) such Person intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) such Person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted.

     4.34.  Transfer Taxes.  On the Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the Securities to be sold to each Investor hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

     4.35.  Manipulation of Price.  The Company has not, and to the Company’s Knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

     4.36.  Shell Company Status.  The Company has not, since the adoption of Rule 144(i) under the 1933 Act, been an issuer subject to such rule.

     4.37.  Employee Benefit Plans.  The Company and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, or its “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA.  “ERISA Affiliates” means, with respect to the Company, any member of any group of organizations described in Sections 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company is a member.  No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, or any of its ERISA Affiliates.  No “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA).  Neither the Company, nor any of its ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code.  Each “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

     4.38.  Disclosure.  The Company confirms that neither it nor any other Person acting on its behalf has provided any of the Investors or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information.  The Company understands and confirms that each of the Investors will rely on the foregoing representations in effecting transactions in securities of the Company.  All disclosure provided to the Investors regarding the Company, its business and the transactions contemplated hereby, including the SEC Filings and the disclosure schedules to this Agreement, furnished by or on behalf of the Company, as a whole, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.  No event or circumstance has occurred or information exists with respect to the Company or its business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.  The Company acknowledges and agrees that no Investor makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 5.

    5.  Representations and Warranties of the Investors.  Each of the Investors hereby severally, and not jointly, represents and warrants to the Company that:

      5.1.  Organization and Existence.  Such Investor is either an individual or a validly existing corporation, limited partnership or limited liability company and has all requisite corporate, partnership or limited liability company power and authority to invest in the Securities pursuant to this Agreement.

      5.2.  Authorization.  The execution, delivery and performance by such Investor of the Transaction Documents to which such Investor is a party have been duly authorized and will each constitute the valid and legally binding obligation of such Investor, enforceable against such Investor in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

      5.3.  Purchase Entirely for Own Account.  The Securities to be received by such Investor hereunder will be acquired for such Investor’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the 1933 Act, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the 1933 Act without prejudice, however, to such Investor’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws.  Nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Securities for any period of time.  Such Investor is not a broker-dealer registered with the SEC under the 1934 Act or an entity engaged in a business that would require it to be so registered.

      5.4.  Investment Experience.  Such Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

      5.5.  Disclosure of Information.  Such Investor has had an opportunity to receive all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities.  Such Investor acknowledges receipt of copies of the SEC Filings.  Neither such inquiries nor any other due diligence investigation conducted by such Investor shall modify, amend or affect such Investor’s right to rely on the Company’s representations and warranties contained in this Agreement.

      5.6.  Restricted Securities.  Such Investor understands that the Securities are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances.

      5.7.  Legends.  It is understood that, except as provided below, certificates evidencing the Securities may bear the following or any similar legend:

           (a)  “The securities represented hereby may not be transferred unless (i) such securities have been registered for sale pursuant to the Securities Act of 1933, as amended, (ii) such securities may be sold pursuant to Rule 144, or (iii) the Company has received an opinion of counsel reasonably satisfactory to it that such transfer may lawfully be made without registration under the Securities Act of 1933 or qualification under applicable state securities laws.”

           (b)  If required by the authorities of any state in connection with the issuance of sale of the Securities, the legend required by such state authority.

      5.8.  Accredited Investor.  Such Investor is an accredited investor as defined in Rule 501(a) of Regulation D, as amended, under the 1933 Act.

      5.9.  No General Advertisement.  Such Investor did not learn of the investment in the Securities as a result of any public advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television, radio or internet or presented at any seminar or other general advertisement.

     5.10.  Brokers and Finders.  No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Investor.

     5.11.  Prohibited Transactions.  During the last thirty (30) days prior to the date hereof, neither such Investor nor any Affiliate of such Investor which (x) had knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to such Investor’s investments or trading or information concerning such Investor’s investments, including in respect of the Securities, or (z) is subject to such Investor’s review or input concerning such Affiliate’s investments or trading (collectively, “Trading Affiliates”) has, directly or indirectly, effected or agreed to effect any short sale, whether or not against the box, established any “put equivalent position” (as defined in Rule 16a-1(h) under the 1934 Act) with respect to the Common Stock, granted any other right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security that includes, relates to or derived any significant part of its value from the Common Stock or otherwise sought to hedge its position in the Securities (each, a “Prohibited Transaction”).  Notwithstanding the foregoing, for the avoidance of doubt, shares of Common Stock held by an Investor on or prior to the date hereof may be sold after the public announcement of the sale of the Units without such sale constituting a "Prohibited Transaction." Prior to the earliest to occur of (i) the termination of this Agreement, (ii) the Effective Date or (iii) the Effectiveness Deadline, such Investor shall not, and shall cause its Trading Affiliates not to, engage, directly or indirectly, in a Prohibited Transaction.  Such Investor acknowledges that the representations, warranties and covenants contained in this Section 5.11 are being made for the benefit of the Investors as well as the Company and that each of the other Investors shall have an independent right to assert any claims against such Investor arising out of any breach or violation of the provisions of this Section 5.11.

    6.  Conditions to Closing.

      6.1.  Conditions to the Investors’ Obligations. The obligation of each Investor to purchase the Shares and the Series F Warrants at the Closing is subject to the fulfillment to such Investor’s satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived by such Investor (as to itself only):

           (a)  The representations and warranties made by the Company in Section 4 hereof qualified as to materiality shall be true and correct at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date, and, the representations and warranties made by the Company in Section 4 hereof not qualified as to materiality shall be true and correct in all material respects.  The Company shall have performed in all material respects all obligations and covenants herein required to be performed by them on or prior to the Closing Date.

           (b)  The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the purchase and sale of the Securities and the consummation of the other transactions contemplated by the Transaction Documents, all of which shall be in full force and effect.

           (c)  The Company shall have delivered or caused the delivery to each Investor a stock certificate for the Shares the Investor is purchasing hereunder and an original Series F Warrant for the Series F Warrants the Investor is purchasing hereunder.

           (d)  The Company shall have executed and delivered the Registration Rights Agreement.

           (e)  The Company shall have received executed Purchase Agreements for the sale of Units that will result in gross proceeds of at least Two Million Dollars ($2,000,000) and not more than Three Million Five Thousand Dollars ($3,005,000).

           (f)  No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

           (g)  The Company shall have delivered a Certificate, executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in subsections (a), (b), (e), (f) and (i) of this Section 6.1.

           (h)  The Company shall have delivered a Certificate, executed on behalf of the Company by its Secretary, dated as of the Closing Date, certifying the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Securities, certifying the current versions of the Articles of Incorporation and Bylaws of the Company and certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company.

           (i)  No stop order or suspension of trading shall have been imposed by the SEC or any other governmental or regulatory body with respect to public trading in the Common Stock.

           (j)  The Company shall have delivered a certificate from the Texas Secretary of State certifying to its existence and a certificate of good standing from the Texas Comptroller.

           (k)  The Company shall have requested and caused Vinson & Elkins L.L.P., counsel for the Company, to furnish to the Investors its opinion, dated the Closing Date and addressed to the Initial Purchasers, substantially in the form attached hereto as Exhibit C.

      6.2.  Conditions to Obligations of the Company.  The Company's obligation to sell and issue the Shares and the Series F Warrants at the Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

           (a)  The representations and warranties made by the Investors in Section 5 hereof (the “Investor Representations”) qualified as to materiality shall be true and correct at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date, and, the Investor Representations made by the Investors in Section 5 hereof not qualified as to materiality shall be true and correct in all material respects.  The Investors shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the Closing Date.

           (b)  The Investors shall have executed and delivered the Registration Rights Agreement.

           (c)  The Investors shall have delivered the Purchase Price to the Company.

      6.3.  Termination of Obligations to Effect Closing; Effects.

           (a)  The obligations of the Company, on the one hand, and the Investors, on the other hand, to effect the Closing shall terminate as follows:

               (i)  Upon the mutual written consent of the Company and the Investors;

              (ii)  By the Company if any of the conditions set forth in Section 6.2 shall have become incapable of fulfillment, and shall not have been waived by the Company;

             (iii)  By an Investor (with respect to itself only) if any of the conditions set forth in Section 6.1 shall have become incapable of fulfillment, and shall not have been waived by the Investor; or

              (iv)  By either the Company or any Investor (with respect to itself only) if the Closing has not occurred on or prior to 5:00 p.m., Houston time, on August 15, 2008;

provided, however, that, except in the case of clause (i) above, the party seeking to terminate its obligation to effect the Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in this Agreement or the other Transaction Documents if such breach has resulted in the circumstances giving rise to such party’s seeking to terminate its obligation to effect the Closing.

           (b)  In the event of termination by the Company or any Investor of its obligations to effect the Closing pursuant to this Section 6.3, written notice thereof shall forthwith be given to the other Investors and the other Investors shall have the right to terminate their obligations to effect the Closing upon written notice to the Company and the other Investors.  Nothing in this Section 6.3 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

    7.  Covenants and Agreements of the Company.

      7.1.  Reservation of Common Stock.  So long as any Investor owns any Series F Warrants, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 120% of the sum of the number of shares of Common Stock issuable upon exercise of the Series F Warrants then outstanding (without taking into account any limitations on exercise of the Series F Warrants set forth in the Series F Warrants).  If at any time the authorized and reserved shares are not sufficient to satisfy the foregoing requirement, the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company’s obligations under this Section 7.1.

      7.2.  Reports.  The Company will furnish to the Investors and/or their assignees such information relating to the Company and any Subsidiaries as from time to time may reasonably be requested by the Investors and/or their assignees; provided, however, that the Company shall not disclose material nonpublic information to the Investors, or to advisors to or representatives of the Investors, unless prior to disclosure of such information the Company identifies such information as being material nonpublic information and provides the Investors, such advisors and representatives with the opportunity to accept or refuse to accept such material nonpublic information for review and any Investor wishing to obtain such information enters into an appropriate confidentiality agreement with the Company with respect thereto.

      7.3.  No Conflicting Agreements.  The Company will not take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the Company’s obligations to the Investors under the Transaction Documents.

      7.4.  Insurance.  The Company shall maintain in full force and effect insurance coverage that is customary for comparably situated companies for the business being conducted and properties owned or leased by the Company and any Subsidiary, in amounts the Company reasonably believes to be adequate against all liabilities, claims and risks against which it is customary for comparably situated companies to insure.

      7.5.  Compliance with Laws.  The Company will comply in all material respects with all applicable laws, rules, regulations, orders and decrees of all governmental authorities.

      7.6.  Listing of Underlying Shares and Related Matters.  Promptly following the Closing, the Company shall take all necessary action to cause the Shares and the Warrant Shares to be listed on the Nasdaq Capital Market as soon as practicable after the Closing Date.  Further, if the Company applies to have its Common Stock or other securities traded on any other principal stock exchange or market, it shall include in such application the Shares and the Warrant Shares and will take such other action as is necessary to cause such Common Stock to be so listed.  Once approved for listing, the Company will use its best efforts to continue the listing and trading of its Common Stock on the Nasdaq Capital Market and, in accordance, therewith, will use its best efforts to comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of such market or exchange, as applicable.

      7.7.  Termination of Covenants.  The provisions of Sections 7.2, 7.4 and 7.5 shall terminate and be of no further force and effect on the date on which all of the Warrants cease to be outstanding.

      7.8.  Removal of Legends.  (a) Upon the earlier of (i) registration for resale pursuant to the Registration Rights Agreement or (ii) Rule 144 becoming available to the applicable Investor with respect to the resale of such applicable Securities then held by such Investor, the Company shall (A) deliver to the transfer agent for the Common Stock (the “Transfer Agent”) irrevocable instructions that the Transfer Agent shall reissue a certificate representing shares of Common Stock without legends upon receipt by such Transfer Agent of the legended certificates for such shares, together with either (1) a customary representation by the Investor that Rule 144 applies to the shares of Common Stock represented thereby or (2) a statement by the Investor that such Investor has sold the shares of Common Stock represented thereby in accordance with the Plan of Distribution contained in the Registration Statement and, if applicable, in accordance with any prospectus delivery requirements, and (B) cause its counsel to deliver to the Transfer Agent one or more blanket opinions to the effect that the removal of such legends in such circumstances may be effected under the 1933 Act.  From and after the earlier of such dates, upon an Investor’s written request, the Company shall promptly cause certificates evidencing the Investor’s Securities to be replaced with certificates which do not bear such restrictive legends, and Warrant Shares subsequently issued upon due exercise of the Series F Warrants shall not bear such restrictive legends provided the provisions of either clause (i) or clause (ii) above, as applicable, are satisfied with respect to such Warrant Shares.

           (b)  Additional Relief.  If the Company shall fail for any reason or for no reason to issue to the Investor unlegended certificates or issue such Common Shares to such Investor by electronic delivery at the applicable balance account at DTC within three (3) Trading Days after the receipt of documents necessary for the removal of the legend set forth in Section 5.7 above (the “Removal Date”), then in addition to all other remedies available to the Investor, if on or after the Trading Day immediately following such three Trading Day period, the Investor purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Investor of such Common Shares that the Investor anticipated receiving without legend from the Company (a "Buy-In"), then the Company shall, within three (3) Business Days after the Investor’s request and in the Investor’s discretion, either (i) pay cash to the Investor in an amount equal to the Investor’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the "Buy-In Price"), at which point the Company's obligation to deliver such unlegended Common Shares shall terminate, or (ii) promptly honor its obligation to deliver to the Investor such unlegended Common Shares as provided above and pay cash to the Investor in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Market Price (as defined in the Warrants) on the Removal Date.

      7.9.  Disclosure of Transactions and Other Material Information.  On or before 8:30 a.m., New York City time, on the fourth Business Day following the Closing Date, the Company shall issue a press release and file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching the material Transaction Documents (including, without limitation, this Agreement, the form of Series F Warrant and the form of the Registration Rights Agreement as exhibits to such filing (including all attachments, the "8 K Filing").  From and after the filing of the 8-K Filing with the SEC, no Investor shall be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing.  The Company shall not, and shall cause each of its officers, directors, employees and agents, not to, provide any Investor with any material, nonpublic information regarding the Company or any Subsidiaries from and after the filing of the 8-K Filing with the SEC without the express written consent of such Investor.  Subject to the foregoing, the Company shall not issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Investor, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and (ii) as is otherwise required by applicable law and regulations (provided that in the case of clause (i) Charles Sheedy and Diker Management, LLC shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release).  Except as required in the Registration Statement, without the prior written consent of any applicable Investor, neither the Company nor any of its affiliates shall disclose the name of such Investor in any filing, announcement, release or otherwise.

     7.10.  Integrated Offering.  None of the Company, its affiliates and any Person acting on their behalf will take any action or steps referred to in Section 4.22 that would require registration of any of the Securities under the 1933 Act.

     7.11.  Variable Securities.  For so long as any Warrants remain outstanding, the Company shall not, in any manner, issue or sell any rights, warrants or options to subscribe for or purchase Common Stock or directly or indirectly convertible into or exchangeable or exercisable for Common Stock at a price which varies or may vary with the market price of the Common Stock, including by way of one or more reset(s) to any fixed price unless the conversion, exchange or exercise price of any such security cannot be less than the then Exercise Price (as defined in the Warrants) with respect to the Common Stock into which any Warrant is exercisable.

     7.12.  Public Information.  At any time during the period commencing from the six (6) month anniversary of the Closing Date and ending at such time that all of the Securities, may be sold without restriction or limitation pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1), and provided that no registration statement is available for the resale of all of the Securities during such period, if the Company shall fail for any reason to satisfy the current public information requirement under Rule 144(c) (a "Public Information Failure") then, as partial relief for the damages to any holder of Securities by reason of any such delay in or reduction of its ability to sell the Securities (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to each such holder an amount in cash equal to one and one-half percent (1.5%) of the aggregate Purchase Price of such holder's Securities on the day of a Public Information Failure and on every thirtieth day (pro rated for periods totaling less than thirty days) thereafter until the earlier of (i) the date such Public Information Failure is cured and (ii) such time that such public information is no longer required pursuant to Rule 144.  The payments to which a holder shall be entitled pursuant to this Section 7.12 are referred to herein as "Public Information Failure Payments."  Public Information Failure Payments shall be paid on the earlier of (I) the last day of the calendar month during which such Public Information Failure Payments are incurred and (II) the third Business Day after the event or failure giving rise to the Public Information Failure Payments is cured.  In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full.

    8.  Survival and Indemnification.

      8.1.  Survival.  The representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing of the transactions contemplated by this Agreement.

      8.2.  Indemnification.  The Company agrees to indemnify and hold harmless each Investor and its Affiliates and their respective directors, officers, employees, agents, successors and permitted assigns from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable attorney fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) (collectively, “Losses”) to which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Transaction Documents, and will reimburse any such Person for all such amounts as they are incurred by such Person.

      8.3.  Conduct of Indemnification Proceedings.  Promptly after receipt by any Person (the “Indemnified Person”) of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to Section 8.2, such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses; provided, however, that the failure of any Indemnified Person so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is materially prejudiced by such failure to notify.  In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel; or (ii) in the reasonable judgment of counsel to such Indemnified Person representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  The Company shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent, or if there be a final judgment for the plaintiff, the Company shall indemnify and hold harmless such Indemnified Person from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.  Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, the Company shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding.

    9.  Miscellaneous.

      9.1.  Successors and Assigns.  This Agreement may not be assigned by a party hereto without the prior written consent of the Company or the Investors, as applicable, provided, however, that an Investor may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate or to a third party acquiring some or all of its Securities in a private transaction without the prior written consent of the Company or the other Investors, after notice duly given by such Investor to the Company provided, that no such assignment or obligation shall affect the obligations of such Investor hereunder.  The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

      9.2.  Counterparts; Faxes.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This Agreement may also be executed via facsimile, which shall be deemed an original.

      9.3.  Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

      9.4.  Notices.  Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by telex or telecopier, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one Business Day after delivery to such carrier.  All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days’ advance written notice to the other party:

If to the Company:

Opexa Therapeutics, Inc.
2635 Crescent Ridge Drive
The Woodlands, Texas 77381
Attention:  Lynne Hohlfeld
Facsimile:  (281) 872-8585

With a copy to:

Vinson & Elkins, LLP
1001 Fannin, Suite 2500
Houston, Texas 77002
Attention:  Michael C. Blaney
Facsimile:  (713) 758-3487

If to the Investors:

to the addresses set forth on the signature pages hereto.

      9.5.  Expenses.  The parties hereto shall pay their own costs and expenses in connection herewith, except that the Company shall pay the reasonable fees and expenses of Boyar & Miller not to exceed $15,000 and of Schulte, Roth & Label not to exceed $20,000.  In the event that legal proceedings are commenced by any party to this Agreement against another party to this Agreement in connection with this Agreement or the other Transaction Documents, the party or parties which do not prevail in such proceedings shall severally, but not jointly, pay their pro rata share (based on the relative number of Units purchased hereunder) of the reasonable attorneys’ fees and other reasonable out-of-pocket costs and expenses incurred by the prevailing party in such proceedings.  It is acknowledged that Boyar & Miller solely represented Charles Sheedy and David Jordon in connection with this Agreement and the other Transaction Documents and no other party, including any other Investor.

      9.6.  Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investors.  Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Securities purchased under this Agreement at the time outstanding, each future holder of all such Securities, and the Company.

      9.7.  Publicity.  Except as set forth below, no public release or announcement concerning the transactions contemplated hereby shall be issued by the Company or the Investors without the prior consent of the Company (in the case of a release or announcement by the Investors) or Charles Sheedy and Diker Management, LLC (in the case of a release or announcement by the Company) (which consents shall not be unreasonably withheld), except as such release or announcement may be required by law or the applicable rules or regulations of any securities exchange or securities market, in which case the Company or the Investors, as the case may be, shall allow the Investors or the Company, as applicable, to the extent reasonably practicable in the circumstances, reasonable time to comment on such release or announcement in advance of such issuance.  In addition, the Company will make such other filings and notices in the manner and time required by the SEC.  Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Investor, or include the name of any Investor in any filing with the SEC (other than the Registration Statement and any exhibits to filings made in respect of this transaction in accordance with periodic filing requirements under the 1934 Act) or any regulatory agency, without the prior written consent of such Investor, except to the extent such disclosure is required by law or trading market regulations, in which case the Company shall provide the Investors with prior notice of such disclosure.

      9.8.  Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

      9.9.  Entire Agreement.  This Agreement, including the Exhibits and the Disclosure Schedules, and the other Transaction Documents constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

     9.10.  Further Assurances.  The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

     9.11.  Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.  This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Texas without regard to the choice of law principles thereof.  Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of Texas located in Harris County and the United States District Court for the Southern District of Texas and the courts of the State of New York located in the City of New York, Borough of Manhattan, and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby.  Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement.  Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court.  Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

     9.12.  Independent Nature of Investors' Obligations and Rights.  The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document.  The decision of each Investor to purchase Securities pursuant to the Transaction Documents has been made by such Investor independently of any other Investor.  Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Securities or enforcing its rights under the Transaction Documents.  Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.  The Company acknowledges that each of the Investors has been provided with the same Transaction Documents for the purpose of closing a transaction with multiple Investors and not because it was required or requested to do so by any Investor.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

The Company:	OPEXA THERAPEUTICS, INC.
By: /s/ Neil K. Warma
Neil K. Warma
President and Chief Executive Officer

Exhibit A
to Unit Purchase Agreement

The Investors:	Albert and Margaret Alkek Foundation
By: /s/ Scott B. Seaman
Name: Scott B. Seaman
Title: Executive Director

Optional Provisions:

Unless checked here Section 3(d) of the Warrant will not be included in your Warrant:    ⊠

Aggregate Purchase Price: $ 225,000.00
Number of Units: 135,951

Address for Notice:

Attention:
Facsimile:
Email:

Exhibit A
to Unit Purchase Agreement

The Investors:	Alkek & Williams Ventures, Ltd.
By: /s/ Scott B. Seaman
Name: Scott B. Seaman
Title: Attorney-in-Fact

Optional Provisions:

Unless checked here Section 3(d) of the Warrant will not be included in your Warrant:    ⃞

Aggregate Purchase Price:  $           87,500.00

Number of Units:                       52,870

Address for Notice:

Attention:
Facsimile:
Email:

Exhibit A
to Unit Purchase Agreement

The Investors:	Diker M&S Cap Master, Ltd.
By: /s/ Mark Diker
Name: Mark Diker
Title: Managing Partner

Optional Provisions:

Unless checked here Section 3(d) of the Warrant will not be included in your Warrant:      ⊠

Aggregate Purchase Price:  $        112,000.00

Number of Units:                       75,675

Address for Notice:

Attention:
Facsimile:
Email:

Exhibit A
to Unit Purchase Agreement

The Investors:	Diker Micro and Small Cap Fund, LP
By: /s/ Mark Diker
Name: Mark Diker
Title: Managing Partner

Optional Provisions:

Unless checked here Section 3(d) of the Warrant will not be included in your Warrant:    ⊠

Aggregate Purchase Price:  $        112,000.00

Number of Units:                       75,676

Address for Notice:

Attention:
Facsimile:
Email:

Exhibit A
to Unit Purchase Agreement

The Investors:	Diker Micro-Value QP Fund, LP
By: /s/ Mark Diker
Name: Mark Diker
Title: Managing Partner

Optional Provisions:

Unless checked here Section 3(d) of the Warrant will not be included in your Warrant:     ⊠

Aggregate Purchase Price:  $        259,000.00

Number of Units:                       175,000

Address for Notice:

Attention:
Facsimile:
Email:

Exhibit A
to Unit Purchase Agreement

The Investors:	Diker Micro-Value Fund, LP
By: /s/ Mark Diker
Name: Mark Diker
Title: Managing Partner

Optional Provisions:

Unless checked here Section 3(d) of the Warrant will not be included in your Warrant:    ⊠

Aggregate Purchase Price:  $        217,000.00

Number of Units:                       146,622

Address for Notice:

Attention:
Facsimile:
Email:

Exhibit A
to Unit Purchase Agreement

The Investors:	DLD Family Investments, LLC
By: /s/ Laura Liang
Name: Laura Liang
Title: Vice President

Optional Provisions:

Unless checked here Section 3(d) of the Warrant will not be included in your Warrant:    ⃞

Aggregate Purchase Price:  $        87,500.00

Number of Units:                       59,121

Address for Notice:

Attention:
Facsimile:
Email:

Exhibit A
to Unit Purchase Agreement

The Investors:	David Hung
By: /s/ David Hung
Name: David Hung
Title:

Optional Provisions:

Unless checked here Section 3(d) of the Warrant will not be included in your Warrant:    ⃞

Aggregate Purchase Price:  $  25,000.00

Number of Units:                 15,105

Address for Notice:

Attention:
Facsimile:
Email:

Exhibit A
to Unit Purchase Agreement

The Investors:	David E. Jorden
By: /s/ David E. Jorden
Name: David E. Jorden
Title:

Optional Provisions:

Unless checked here Section 3(d) of the Warrant will not be included in your Warrant:    ⃞

Aggregate Purchase Price:  $    125,060.00

Number of Units:                   84,500

Address for Notice:

Attention:
Facsimile:
Email:

Exhibit A
to Unit Purchase Agreement

The Investors:	David E. Jorden Rollover IRA
By: /s/ David E. Jorden
Name: David E. Jorden
Title:

Optional Provisions:

Unless checked here Section 3(d) of the Warrant will not be included in your Warrant:    ⃞

Aggregate Purchase Price:  $        274,540.00

Number of Units:                       185,500

Address for Notice:

Attention:
Facsimile:
Email:

Exhibit A
to Unit Purchase Agreement

The Investors:	LB I Group Inc.
By: /s/ Jeffrey Ferrell
Name: Jeffrey Ferrell
Title: Sr. Vice President

Optional Provisions:

Unless checked here Section 3(d) of the Warrant will not be included in your Warrant:    ⊠

Aggregate Purchase Price:  $        999,999.00

Number of Units:                       675,675

Address for Notice:

Attention:
Facsimile:
Email:

Exhibit A
to Unit Purchase Agreement

The Investors:	Scott B. Seaman
By: /s/ Scott B. Seaman
Name: Scott B. Seaman
Title:

Optional Provisions:

Unless checked here Section 3(d) of the Warrant will not be included in your Warrant:    ⃞

Aggregate Purchase Price:  $        25,000.00

Number of Units:                       15,105

Address for Notice:
Attention:
Facsimile:
Email:

Exhibit A
to Unit Purchase Agreement

The Investors:	Charles E. Sheedy
By: /s/ Charles E. Sheedy
Name: Charles E. Sheedy
Title:

Optional Provisions:

Unless checked here Section 3(d) of the Warrant will not be included in your Warrant:    ⃞

Aggregate Purchase Price:  $        450,000.00

Number of Units:                       304,054

Address for Notice:
Attention:
Facsimile:
Email:

Exhibit A
to Unit Purchase Agreement

The Investors:	Neil K. Warma
By: /s/ Neil K. Warma
Name: Neil K. Warma
Title: President & CEO

Optional Provisions:

Unless checked here Section 3(d) of the Warrant will not be included in your Warrant:     ⃞

Aggregate Purchase Price:  $                            5,000.00

Number of Units:                                           3,021

Address for Notice:

Attention:
Facsimile:
Email:

Exhibit A
to Unit Purchase Agreement

EXHIBIT A

Form of Series F Warrant

(to be attached)

Exhibit A
to Unit Purchase Agreement

EXHIBIT B

Form of Registration Rights Agreement

(to be attached)

Exhibit B
to Unit Purchase Agreement

EXHIBIT C

Form of Legal Opinion of Vinson & Elkins LLP

(to be attached)

Exhibit C
to Unit Purchase Agreement